DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2023 REITERATES FULL YEAR 2023 ADJUSTED EBITDA GUIDANCE

SPARTANBURG, S.C., August 1, 2023 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its second quarter ended June 28, 2023 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to report 3.0% Denny's domestic system-wide same-restaurant sales**, expansion of restaurant-level margins, and even higher growth in adjusted EBITDA for the quarter. We also nearly doubled adjusted free cash flow compared to the year-ago period, supporting our ability to repurchase shares under our authorization. As we continue to gain rich insights about our guests, we are excited about the opportunities to execute focused, long-term brand revitalization strategies at Denny's while also expanding the reach of Keke's."

Second Quarter 2023 Highlights

•Total operating revenue grew 1.7% to $116.9 million compared to the prior year quarter.
•Denny's domestic system-wide same-restaurant sales** grew 3.0% compared to the equivalent fiscal period in 2022, including increases of 3.0% at domestic franchised restaurants and 3.0% at company restaurants.
•Opened 10 franchised restaurants, including 4 international Denny's locations and 1 Keke's location.
•Completed four Denny's remodels, including three franchised restaurant remodels.
•Operating income was $14.9 million compared to $13.9 million in the prior year quarter.
•Franchise Operating Margin* was $31.6 million, or 50.9% of franchise and license revenue, and Company Restaurant Operating Margin* was $8.3 million, or 15.1% of company restaurant sales.
•Net income was $8.5 million, or $0.15 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $8.2 million and $0.14, respectively.
•Adjusted EBITDA* was $22.3 million.
•Cash provided by (used in) operating, investing, and financing activities was $19.5 million, ($0.6) million, and ($26.7) million, respectively.
•Adjusted Free Cash Flow* was $12.7 million.
•Repurchased $10.4 million of common stock.

Second Quarter 2023 Results

Total operating revenue increased 1.7% to $116.9 million compared to $115.0 million in the prior year quarter.

Franchise and license revenue was $62.0 million compared to $65.9 million in the prior year quarter. This change was primarily driven by a $5.2 million decrease in initial and other fees, associated with the sale of kitchen equipment in the prior year quarter. These impacts were partially offset by Denny's franchised restaurants same-restaurant sales** growth and $1.7 million of Keke's franchise revenue in the current quarter.

Company restaurant sales were $54.9 million compared to $49.2 million in the prior year quarter. This growth was primarily due to $3.7 million of Keke's company restaurant sales in the current quarter and benefits from Denny's price increases compared to the prior year quarter.

Franchise Operating Margin* was $31.6 million, or 50.9% of franchise and license revenue, compared to $30.6 million, or 46.4%, in the prior year quarter. Approximately 440 basis points of the favorable change in margin rate resulted from a lower kitchen modernization rollout impact in the current year quarter.

Company Restaurant Operating Margin* was $8.3 million, or 15.1% of company restaurant sales, compared to $4.3 million, or 8.8%, in the prior year quarter. This margin change was primarily due to approximately $2.3 million of unfavorable legal reserve adjustments in the prior year quarter, as well as the improvement in sales performance at company restaurants in the current year quarter.

Total general and administrative expenses were $20.2 million, compared to $16.6 million in the prior year quarter. This change was primarily due to increases in deferred compensation valuation adjustments, corporate administration expenses, and performance-based incentive compensation, partially offset by a reduction in share-based compensation expense.

The provision for income taxes was $2.7 million, reflecting an effective tax rate of 23.8% for the quarter. Approximately $3.4 million in cash taxes were paid during the quarter.
Net income was $8.5 million, or $0.15 per diluted share, compared to $23.0 million, or $0.37 per diluted share, in the prior year quarter. This change in net income was primarily due to $21.7 million of gains related to dedesignated interest rate swap valuation adjustments in the prior year quarter. Adjusted Net Income* per share was $0.14 compared to $0.11 in the prior year quarter.

The Company ended the quarter with $257.8 million of total debt outstanding, including $247.0 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Adjusted Free Cash Flow* in the quarter was $12.7 million after investing $2.0 million in cash capital expenditures, including one company restaurant remodel and facilities maintenance.

During the quarter, the Company allocated $10.4 million to share repurchases resulting in approximately $133.1 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2023 guidance reflects management's expectations that the current consumer and economic environment will not change materially:

•Denny's domestic system-wide same-restaurant sales** between 3% and 6%.
•Consolidated restaurant openings of 35 to 45, including 8 to 12 new Keke's restaurants, with a consolidated net decline of 15 to 25.
•Commodity inflation between 1% and 3% (vs. between 4% and 6%).
•Labor inflation of approximately 4% (vs. approximately 5%).
•Consolidated total general and administrative expenses between $78 million and $80 million (vs. between $79 million and $82 million), including approximately $12 million (vs. approximately $14 million) related to share-based compensation expense which does not impact Consolidated Adjusted EBITDA*.
•Consolidated Adjusted EBITDA* between $86 million and $90 million.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the second quarter ended June 28, 2023 on its quarterly investor conference call today, Tuesday, August 1, 2023 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of June 28, 2023, the Company consisted of 1,646 restaurants, 1,572 of which were franchised and licensed restaurants and 74 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of June 28, 2023, the Denny's brand consisted of 1,591 global restaurants, 1,525 of which were franchised and licensed restaurants and 66 of which were company operated. As of June 28, 2023, the Keke's brand consisted of 55 restaurants, 47 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2022 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	6/28/23	12/28/22
Assets
Current assets
Cash and cash equivalents	$1,130	$3,523
Investments	3,075	1,746
Receivables, net	18,469	25,576
Inventories	2,534	5,538
Assets held for sale	1,551	1,403
Prepaid and other current assets	10,043	12,529
Total current assets	36,802	50,315
Property, net	91,407	94,469
Finance lease right-of-use assets, net	6,239	6,499
Operating lease right-of-use assets, net	120,136	126,065
Goodwill	72,142	72,740
Intangible assets, net	94,220	95,034
Deferred financing costs, net	2,020	2,337
Other noncurrent assets	42,659	50,876
Total assets	$465,625	$498,335

Liabilities
Current liabilities
Current finance lease liabilities	$1,449	$1,683
Current operating lease liabilities	15,179	15,310
Accounts payable	13,079	19,896
Other current liabilities	56,968	56,762
Total current liabilities	86,675	93,651
Long-term liabilities
Long-term debt	247,000	261,500
Noncurrent finance lease liabilities	9,355	9,555
Noncurrent operating lease liabilities	117,218	123,404
Liability for insurance claims, less current portion	7,020	7,324
Deferred income taxes, net	8,937	7,419
Other noncurrent liabilities	32,038	32,598
Total long-term liabilities	421,568	441,800
Total liabilities	508,243	535,451

Shareholders' deficit
Common stock	657	650
Paid-in capital	144,506	142,136
Deficit	(32,594)	(41,729)
Accumulated other comprehensive loss, net	(40,321)	(42,697)
Treasury stock	(114,866)	(95,476)
Total shareholders' deficit	(42,618)	(37,116)
Total liabilities and shareholders' deficit	$465,625	$498,335

Debt Balances
Credit facility revolver due 2026	$247,000	$261,500
Finance lease liabilities	10,804	11,238
Total debt	$257,804	$272,738

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	6/28/23	6/29/22
Revenue:
Company restaurant sales	$54,881	$49,167
Franchise and license revenue	62,034	65,850
Total operating revenue	116,915	115,017
Costs of company restaurant sales, excluding depreciation and amortization	46,568	44,828
Costs of franchise and license revenue, excluding depreciation and amortization	30,460	35,265
General and administrative expenses	20,160	16,623
Depreciation and amortization	3,617	3,590
Operating (gains), losses and other charges, net	1,176	846
Total operating costs and expenses, net	101,981	101,152
Operating income	14,934	13,865
Interest expense, net	4,402	2,878
Other nonoperating income, net	(666)	(19,795)
Income before income taxes	11,198	30,782
Provision for income taxes	2,660	7,779
Net income	$8,538	$23,003

Net income per share - basic	$0.15	$0.37
Net income per share - diluted	$0.15	$0.37

Basic weighted average shares outstanding	56,787	62,306
Diluted weighted average shares outstanding	57,051	62,430

Comprehensive income	$10,557	$25,411

General and Administrative Expenses
Corporate administrative expenses	$15,160	$13,162
Share-based compensation	2,519	3,505
Incentive compensation	1,899	1,639
Deferred compensation valuation adjustments	582	(1,683)
Total general and administrative expenses	$20,160	$16,623

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
($ in thousands, except per share amounts)	6/28/23	6/29/22
Revenue:
Company restaurant sales	$108,333	$93,143
Franchise and license revenue	126,053	124,981
Total operating revenue	234,386	218,124
Costs of company restaurant sales, excluding depreciation and amortization	93,060	83,453
Costs of franchise and license revenue, excluding depreciation and amortization	62,847	65,934
General and administrative expenses	40,278	33,581
Depreciation and amortization	7,273	7,138
Operating (gains), losses and other charges, net	(153)	846
Total operating costs and expenses, net	203,305	190,952
Operating income	31,081	27,172
Interest expense, net	8,907	5,838
Other nonoperating expense (income), net	9,427	(39,410)
Income before income taxes	12,747	60,744
Provision for income taxes	3,612	15,886
Net income	$9,135	$44,858

Net income per share - basic	$0.16	$0.71
Net income per share - diluted	$0.16	$0.71

Basic weighted average shares outstanding	57,212	62,822
Diluted weighted average shares outstanding	57,423	63,003

Comprehensive income	$11,511	$53,047

General and Administrative Expenses
Corporate administrative expenses	$29,339	$24,545
Share-based compensation	5,613	7,520
Incentive compensation	4,286	3,758
Deferred compensation valuation adjustments	1,040	(2,242)
Total general and administrative expenses	$40,278	$33,581

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/28/23	6/29/22	6/28/23	6/29/22
Net income	$8,538	$23,003	$9,135	$44,858
Provision for income taxes	2,660	7,779	3,612	15,886
Operating (gains), losses and other charges, net	1,176	846	(153)	846
Other nonoperating expense (income), net	(666)	(19,795)	9,427	(39,410)
Share-based compensation expense	2,519	3,505	5,613	7,520
Deferred compensation plan valuation adjustments	582	(1,683)	1,040	(2,242)
Interest expense, net	4,402	2,878	8,907	5,838
Depreciation and amortization	3,617	3,590	7,273	7,138
Cash payments for restructuring charges and exit costs	(408)	(208)	(998)	(381)
Cash payments for share-based compensation	(159)	(2,693)	(3,122)	(5,147)
Adjusted EBITDA	$22,261	$17,222	$40,734	$34,906

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Two Quarters Ended
($ in thousands)	6/28/23	6/29/22	6/28/23	6/29/22
Net cash provided by operating activities	$19,498	$16,673	$35,651	$9,609
Capital expenditures	(2,003)	(2,993)	(3,307)	(5,771)
Cash payments for restructuring charges and exit costs	(408)	(208)	(998)	(381)
Cash payments for share-based compensation	(159)	(2,693)	(3,122)	(5,147)
Deferred compensation plan valuation adjustments	582	(1,683)	1,040	(2,242)
Other nonoperating expense (income), net	(666)	(19,795)	9,427	(39,410)
Gains (losses) on investments	24	(158)	29	(223)
Losses on early termination of debt and leases	—	—	—	(24)
Amortization of deferred financing costs	(158)	(159)	(317)	(317)
Gains (losses) and amortization on interest rate swap derivatives, net	(82)	21,671	(10,744)	41,924
Interest expense, net	4,402	2,878	8,907	5,838
Cash interest expense, net (1)	(4,161)	(3,449)	(8,264)	(7,175)
Deferred income tax expense	(577)	(6,330)	(710)	(10,766)
Provision for income taxes	2,660	7,779	3,612	15,886
Income taxes paid, net	(3,421)	(4,195)	(3,910)	(4,644)
Changes in operating assets and liabilities, excluding acquisitions and dispositions
Receivables	(4,946)	(148)	(6,760)	3,419
Inventories	(720)	2,380	(3,004)	7,148
Other current assets	164	(112)	(2,488)	(3,563)
Other noncurrent assets	872	(2,040)	(247)	(6,125)
Operating lease assets and liabilities	113	222	359	466
Accounts payable	6,623	(864)	7,754	1,541
Other accrued liabilities	(4,888)	(3,902)	1,646	11,062
Other noncurrent liabilities	(73)	3,711	699	6,211
Adjusted Free Cash Flow	$12,676	$6,585	$25,253	$17,316

(1)	Includes cash interest income, net and cash receipts of approximately $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended June 28, 2023. Includes cash interest expense, net and cash payments of approximately $0.7 and $1.7 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended June 29, 2022, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures (Continued)
(Unaudited)
	Quarter Ended		Two Quarters Ended
($ in thousands, except per share amounts)	6/28/23	6/29/22	6/28/23	6/29/22
Adjusted EBITDA	$22,261	$17,222	$40,734	$34,906
Cash interest expense, net (1)	(4,161)	(3,449)	(8,264)	(7,175)
Cash paid for income taxes, net	(3,421)	(4,195)	(3,910)	(4,644)
Cash paid for capital expenditures	(2,003)	(2,993)	(3,307)	(5,771)
Adjusted Free Cash Flow	$12,676	$6,585	$25,253	$17,316

Net income	$8,538	$23,003	$9,135	$44,858
(Gains) losses and amortization on interest rate swap derivatives, net	82	(21,671)	10,744	(41,924)
Gains on sales of assets and other charges, net	(522)	(99)	(2,044)	(245)
Impairment charges	—	266	129	266
Tax effect (2)	132	5,451	(2,278)	10,979
Adjusted Net Income	$8,230	$6,950	$15,686	$13,934

Diluted weighted average shares outstanding	57,051	62,430	57,423	63,003

Net Income Per Share - Diluted	$0.15	$0.37	$0.16	$0.71
Adjustments Per Share	(0.01)	(0.26)	0.11	(0.49)
Adjusted Net Income Per Share	$0.14	$0.11	$0.27	$0.22

(1)	Includes cash interest income, net and cash receipts of approximately $0.2 million for dedesignated interest rate swap derivatives for the year-to-date period ended June 28, 2023. Includes cash interest expense, net and cash payments of approximately $0.7 million and $1.7 million for dedesignated interest rate swap derivatives for the quarter and year-to-date period ended June 29, 2022, respectively.
(2)	Tax adjustments for the quarter and year-to-date period ended June 28, 2023 reflect effective tax rates of 30.0% and 25.8%, respectively. Tax adjustments for the quarter and year-to-date period ended June 29, 2022 reflect effective tax rates of 25.3% and 26.2%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with GAAP. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/28/23	6/29/22	6/28/23	6/29/22
Operating income	$14,934	$13,865	$31,081	$27,172
General and administrative expenses	20,160	16,623	40,278	33,581
Depreciation and amortization	3,617	3,590	7,273	7,138
Operating (gains), losses and other charges, net	1,176	846	(153)	846
Restaurant-level Operating Margin	$39,887	$34,924	$78,479	$68,737

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$8,313	$4,339	$15,273	$9,690
Franchise Operating Margin (2)	31,574	30,585	63,206	59,047
Restaurant-level Operating Margin	$39,887	$34,924	$78,479	$68,737

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	6/28/23		6/29/22
Company restaurant operations: (1)
Company restaurant sales	$54,881	100.0%	$49,167	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	14,170	25.8%	13,168	26.8%
Payroll and benefits	20,488	37.3%	18,336	37.3%
Occupancy	4,105	7.5%	3,782	7.7%
Other operating costs:
Utilities	1,860	3.4%	1,650	3.4%
Repairs and maintenance	782	1.4%	889	1.8%
Marketing	1,419	2.6%	1,330	2.7%
Legal settlements	121	0.2%	2,379	4.8%
Other direct costs	3,623	6.6%	3,294	6.7%
Total costs of company restaurant sales, excluding depreciation and amortization	$46,568	84.9%	$44,828	91.2%
Company restaurant operating margin (non-GAAP) (2)	$8,313	15.1%	$4,339	8.8%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$30,376	49.0%	$28,759	43.7%
Advertising revenue	19,853	32.0%	19,486	29.6%
Initial and other fees	2,616	4.2%	7,779	11.8%
Occupancy revenue	9,189	14.8%	9,826	14.9%
Total franchise and license revenue	$62,034	100.0%	$65,850	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$19,853	32.0%	$19,486	29.6%
Occupancy costs	5,792	9.3%	6,064	9.2%
Other direct costs	4,815	7.8%	9,715	14.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$30,460	49.1%	$35,265	53.6%
Franchise operating margin (non-GAAP) (2)	$31,574	50.9%	$30,585	46.4%

Total operating revenue (4)	$116,915	100.0%	$115,017	100.0%
Total costs of operating revenue (4)	77,028	65.9%	80,093	69.6%
Restaurant-level operating margin (non-GAAP) (4)(2)	$39,887	34.1%	$34,924	30.4%

Other operating expenses: (4)(2)
General and administrative expenses	$20,160	17.2%	$16,623	14.5%
Depreciation and amortization	3,617	3.1%	3,590	3.1%
Operating losses and other charges, net	1,176	1.0%	846	0.7%
Total other operating expenses	$24,953	21.3%	$21,059	18.3%

Operating income (4)	$14,934	12.8%	$13,865	12.1%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
($ in thousands)	6/28/23		6/29/22
Company restaurant operations: (1)
Company restaurant sales	$108,333	100.0%	$93,143	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	28,209	26.0%	24,412	26.2%
Payroll and benefits	40,728	37.6%	35,422	38.0%
Occupancy	8,199	7.6%	7,022	7.5%
Other operating costs:
Utilities	3,917	3.6%	3,227	3.5%
Repairs and maintenance	1,671	1.5%	1,714	1.8%
Marketing	2,814	2.6%	2,537	2.7%
Legal settlements	230	0.2%	2,656	2.9%
Other direct costs	7,292	6.7%	6,463	6.9%
Total costs of company restaurant sales, excluding depreciation and amortization	$93,060	85.9%	$83,453	89.6%
Company restaurant operating margin (non-GAAP) (2)	$15,273	14.1%	$9,690	10.4%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$60,403	47.9%	$55,284	44.2%
Advertising revenue	39,521	31.4%	37,692	30.2%
Initial and other fees	7,606	6.0%	12,286	9.8%
Occupancy revenue	18,523	14.7%	19,719	15.8%
Total franchise and license revenue	$126,053	100.0%	$124,981	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$39,521	31.4%	$37,692	30.2%
Occupancy costs	11,464	9.1%	12,441	10.0%
Other direct costs	11,862	9.4%	15,801	12.6%
Total costs of franchise and license revenue, excluding depreciation and amortization	$62,847	49.9%	$65,934	52.8%
Franchise operating margin (non-GAAP) (2)	$63,206	50.1%	$59,047	47.2%

Total operating revenue (4)	$234,386	100.0%	$218,124	100.0%
Total costs of operating revenue (4)	155,907	66.5%	149,387	68.5%
Restaurant-level operating margin (non-GAAP) (4)(2)	$78,479	33.5%	$68,737	31.5%

Other operating expenses: (4)(2)
General and administrative expenses	$40,278	17.2%	$33,581	15.4%
Depreciation and amortization	7,273	3.1%	7,138	3.3%
Operating (gains), losses and other charges, net	(153)	(0.1)%	846	0.4%
Total other operating expenses	$47,398	20.2%	$41,565	19.1%

Operating income (4)	$31,081	13.3%	$27,172	12.5%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1)	Quarter Ended		Two Quarters Ended		Quarter Ended		Two Quarters Ended
(Increase vs. prior year)	6/28/23	6/29/22	6/28/23	6/29/22	6/28/23	6/29/22	6/28/23	6/29/22
Company Restaurants	3.0%	3.8%	7.0%	14.9%	N/A	N/A	N/A	N/A
Domestic Franchise Restaurants	3.0%	2.4%	5.5%	11.2%	N/A	N/A	N/A	N/A
Domestic System-wide Restaurants	3.0%	2.5%	5.6%	11.5%	N/A	N/A	N/A	N/A

Average Unit Sales
($ in thousands)
Company Restaurants	$786	$761	$1,548	$1,443	$459	N/A	$925	N/A
Franchised Restaurants	$466	$442	$918	$846	$476	N/A	$967	N/A

(1)	Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.
	Keke's comparable same-restaurant sales will not be reported for the first year following the acquisition.
(2)	Effective July 20, 2022, the Company acquired Keke's, as such the data represents post-acquisition results.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units March 29, 2023	66	1,528	1,594	8	46	54
Units Opened	—	9	9	—	1	1
Units Closed	—	(12)	(12)	—	—	—
Net Change	—	(3)	(3)	—	1	1
Ending Units June 28, 2023	66	1,525	1,591	8	47	55

Equivalent Units
Second Quarter 2023	65	1,525	1,590	8	47	55
Second Quarter 2022	64	1,567	1,631	—	—	—
Net Change	1	(42)	(41)	8	47	55

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 28, 2022	66	1,536	1,602	8	46	54
Units Opened	—	14	14	—	1	1
Units Closed	—	(25)	(25)	—	—	—
Net Change	—	(11)	(11)	—	1	1
Ending Units June 28, 2023	66	1,525	1,591	8	47	55

Equivalent Units
Year-to-Date 2023	65	1,527	1,592	8	46	54
Year-to-Date 2022	64	1,570	1,634	—	—	—
Net Change	1	(43)	(42)	8	46	54